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                                                                  Execution Copy
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

                                      among

                         L-3 COMMUNICATIONS CORPORATION,

                                    Investor,

                                       and

                       INNOVATIVE MICRO TECHNOLOGY, INC.,

                                   the Company

                           Dated as of August 1, 2002

THE OFFER AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS. THE SECURITIES ARE BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS AFFORDED BY REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE AND NON-U.S. SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND SUCH LAWS IS THEN AVAILABLE.

THIS AGREEMENT HAS NOT BEEN FILED WITH OR REVIEWED OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE ATTORNEY GENERAL OR SECURITIES AGENCY OF ANY STATE OR NON-U.S. JURISDICTION. NONE OF THE FOREGOING HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

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     This STOCK PURCHASE AGREEMENT is made as of August __, 2002, between L-3
Communications Corporation, a Delaware corporation ("Investor") and Innovative Micro Technology, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S :

     A. The Company is in the business of developing and supplying micro-electronic machines (MEMs) technology and operating a fully-equipped and functional wafer fabricating facility on a foundry basis.

     B. Upon the terms and subject to the conditions set forth herein, Investor wishes to purchase (i) 935,000 shares of common stock, $0.0001 par value per share, of the Company (the "Shares") and (ii) a warrant to purchase up to an additional 167,000 shares of Common Stock at a purchase price of $5.35 per share and a warrant to purchase up to an additional 700,000 shares of Common Stock at a purchase price of $7.29 per share, such warrants in the forms attached hereto as Exhibit A (the "Warrants").

     C. The Company wishes to sell the Shares and the Warrants to Investor.

     D. Capitalized terms have the meanings assigned to them in Article I.

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definition of Certain Terms.

     The terms defined in this Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

     "Affiliate": of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person or a member of such Person's immediate family.

     "Agreement": means this Stock Purchase Agreement (including the Exhibits and the Schedules as provided herein), as the same from time to time may be amended, supplemented, modified or waived.

     "Applicable Law": means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

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     "Anti-Dilution Shares": has the meaning set forth in Section 7.1.

     "Closing": has the meaning set forth in Section 2.2.

     "Closing Date": has the meaning set forth in Section 2.2.

     "Code": means the Internal Revenue Code of 1986, as amended.

     "Common Stock": means the common stock, par value $0.0001 of the Company, and also shall include any securities issued or issuable with respect to the Common Stock, by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of the Company.

     "Company": has the meaning set forth in the first paragraph of this Agreement.

     "Company Indemnitees": has the meaning set forth in Section 9.2.

     "Company Threshold Amount": has the meaning set forth in Section 9.1(b).

     "Competitive Product": has the meaning set forth in Section 5.1(l).

     "Consent": means any consent, approval, authorization, stipulation, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

     "Contracts": has the meaning set forth in Section 3.12(a).

     "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Debt": means, as to any Person, all obligations for payment of principal, interest, penalties and collection costs thereof, with respect to money borrowed, incurred or assumed (including guarantees), and other similar obligations in the nature of a borrowing by which such Person will be obligated to pay.

     "$" or "dollars": means lawful money of the United States of America.

     "Environmental Laws": means all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

     "Environmental Liabilities and Costs": means all Losses: (a) relating to the alleged presence of Hazardous Substances, including claims for diminution of property value, personal injury or property damages; (b) imposed by, under or pursuant to Environmental

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Laws, including all fees, disbursements and expenses of counsel, court costs and expert witness fees, based on, arising out of or otherwise in respect of (i) the ownership or operation of the Company or Real Property, by Company, and (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Real Property owned, leased or operated by Company.

     "ERISA": means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act": means the Securities Exchange Act of 1934, as amended.

     "Financial Statements": has the meaning set forth in Section 3.5.

     "GAAP": means United States generally accepted accounting principles.

     "Governmental Approval": means any Consent of, with or to any Governmental Authority.

     "Governmental Authority": means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "Government Bid": means any offer to sell made by the Company prior to the Closing Date which, if accepted, would result or may result in a Government Contract.

     "Government Contract": means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order, Government Bid or other arrangement of any kind, between the Company and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above.

     "Hazardous Substances": means any substance that: (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste," "hazardous material," "toxic substance," "contaminant," "pollutant," "oil" or "hazardous substance" thereunder; or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any Governmental Authority or Environmental Law.

     "include," "includes" and "including": shall be construed as if followed by the phrase "without being limited to."

     "Indemnified Party": has the meaning set forth in Section 9.3.

     "Indemnifying Party": has the meaning set forth in Section 9.3.

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     "Intellectual Property": means: (a) any and all trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered); registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (b) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (c) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (d) any and all mask works and other semiconductor chip rights and registrations thereof; (e) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (f) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (g) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (h) any and all other intellectual property or proprietary rights; (i) any and all agreements, licenses, immunities, covenants not to sue and the like relating any of to the foregoing; and (j) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     "Inventories": means all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (whether on hand, in-transit or on order).

     "Investor": has the meaning set forth in the first paragraph of this Agreement.

     "Investor Indemnitees": has the meaning set forth in Section 9.1.

     "Investor's Threshold Amount": has the meaning set forth in Section 9.2.

     "IRS": means the United States Internal Revenue Service.

     "Knowledge": as to the Company, means the actual knowledge of John Foster or Peter Altavilla after due inquiry.

     "Leased Real Property": means all space leased pursuant to the Leases.

     "Leases": means the real property leases, subleases, use agreements, licenses and occupancy agreements pursuant to which the Company is the lessee, sublessee, user, licensee or occupant.

     "Lien": means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation.

     "Losses": has the meaning set forth in Section 9.1.

     "Material Adverse Effect": means any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, prospects, properties, assets or liabilities of the Company.

     "Military Market": has the meaning set forth in Section 5.1(l).

     "New Securities": has the meaning set forth in Section 7.2.

     "Notice": has the meaning set forth in Section 13.3.

     "Order": means the order filed with the U.S. Bankruptcy Court for the Central District of California on November 3, 2001 confirming the Reorganization Plan.

     "Permitted Liens": has the meaning set forth in Section 3.11.

     "Percentage Equity": has the meaning set forth in Section 7.1.

     "Person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

     "Preferred Stock": has the meaning set forth in Section 3.3(a).

     "Purchase Price": has the meaning set forth in Section 2.1.

     "Registrable Securities": has the meaning set forth in Section 10.1(c).

     "Registration Expenses": has the meaning set forth in Section 10.1(g).

     "Release": means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     "Reorganization Plan": means the Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated as of September 24, 2001.

     "SEC": means the United States Securities and Exchange Commission.

     "Securities" means, collectively, the Shares and the Warrants.

     "Securities Act": means the Securities Act of 1933, as amended.

     "Shares": has the meaning set forth in paragraph B of the recitals at the head of this Agreement, and also shall include any securities issued or issuable with respect thereto, by

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way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of the Company.

     "Subsidiary": means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     "Tangible Property": has the meaning set forth in Section 3.11(b).

     "Tax Return": means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes": means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

     "Transfer Taxes": has the meaning set forth in Section 13.5.

     "Treasury Regulations": means the regulations prescribed pursuant to the Code.

     "2001 Year End Unaudited Balance Sheet": has the meaning set forth in
Section 3.5.

     "Warrants": has the meaning set forth in recital B at the head of this Agreement.

     "Warrant Shares": has the meaning set forth in Section 10.1.

     Section 1.2 Construction.

     All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

                                   ARTICLE II
                         SALE AND PURCHASE OF THE SHARES

     Section 2.1 Purchase and Sale of Common Stock and Warrants.

     Subject to the terms and conditions of this Agreement, at the Closing, Investor agrees to purchase, and the Company agrees to sell to Investor: (1) the Shares; and (2) the Warrants, for an aggregate purchase price of Five Million Dollars ($5,000,000) (the "Purchase Price").

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     Section 2.2 Place and Date.

     The closing of the sale and purchase of the Shares and Warrants (the "Closing") shall take place at 10:00 A.M. local time on August __, 2002, or such other time and place upon which the parties may agree. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date."

     Section 2.3 Payment and Delivery.

     At the Closing, Investor shall deliver the Purchase Price by wire transfer in immediately available funds to the account designated by the Company, against delivery by the Company of certificates evidencing the Shares and the certificates representing the Warrants.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Investor as follows:

     Section 3.1 Corporate Status.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where its business is conducted and such properties are owned, leased or operated. The Company is duly qualified or licensed to do business and is in good standing in any jurisdiction where the character of its properties owned or leased or the nature of its activities would require it to be so qualified or registered, except where the failure to do so would not have a Material Adverse Effect on the Company.

     (b) The Company has delivered to Investor true, complete and correct copies of the Company's certificate of incorporation and by-laws, as amended and in effect on the date hereof and on the Closing Date. The Company is not in violation of its certificate of incorporation or by-laws. The stock books of the Company that have been made available to Investor for its inspection are true, correct and complete. The minute books of the Company, as previously made available to Investor, contain accurate records of all meetings of and resolutions of, or written consents by, the stockholders or Board of Directors of the Company since November 16, 2001.

     Section 3.2 Authorization, etc.

     The Company has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Company. The Company has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to

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bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     Section 3.3 Capital Stock of the Company.

     (a) Immediately prior to the Closing, the authorized capital stock of the Company is 25,000,000 shares, consisting of:

         (i) Common Stock. 22,500,000 shares of common stock, $0.0001 par value per share, of which zero shares are issued and outstanding. The Company will issue 4,500,000 shares of Common Stock in 2002 pursuant to the Reorganization Plan and the Order.

         (ii) Preferred Stock. 22,500,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), of which zero shares are issued and outstanding.

         (iii) Other Securities. Options and warrants to acquire from the Company an aggregate of 1,247,300 shares of capital stock at an average exercise per share of $5.00. In addition, the Company has issued Convertible Notes in a principal amount of $4,136,918, which are convertible into Common Stock at a price of $8.20 per share. Further, the Company has issued reciprocal warrants and calls with a term ending November 16, 2004 at exercise prices of $20.00 and above, the exercise of which will have no net effect on the Company's outstanding capital stock. The Company has granted 500,000 options to purchase common stock under the 2001 Stock Incentive Plan at an exercise price of $0.0001 per share.

     No Common Stock constitutes treasury stock. No other capital stock is authorized.

     (b) All the issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have been issued in substantial compliance with all material Applicable Laws.

     (c) Except as provided in Section 3.3(a), there are no outstanding subscriptions, options, rights, warrants, stock-based or stock-related awards, convertible, exercisable or exchangeable securities, or other agreements or commitments obligating the Company to issue, grant, award, purchase, acquire, sell or transfer any shares of the Company's capital stock of any class, or other securities of the Company (including any agreement or commitment obligating the Company to enter into any employee compensation arrangement based on any valuation or transaction price of, or change of ownership in, shares of its capital stock), and the Company shall not issue, grant, award, purchase, acquire, sell or transfer such capital stock or other securities prior to the Closing. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of capital stock.

     (d) When issued to Investor against payment in full of the Purchase Price, the Shares will be validly issued, fully paid and non-assessable, and the Warrants will represent the rights they purport to represent.

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     (e) The Company does not own, directly or indirectly, any interest or investment (whether in equity or debt) in any Person.

     Section 3.4 No Conflicts, etc.

     The execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both), or result in the acceleration of or give rise in any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any Lien on any of the properties or assets of the Company under (i) the certificate of incorporation or by-laws of the Company, (ii) any Applicable Law applicable to the Company or any of its properties or assets, or (iii) any Contract to which the Company is a party or by which the Company or any of its property is bound. Except for securities notice filings that will have been made prior to Closing or that will be made by the Company promptly after Closing, no Governmental Approval or other Consent is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

     Section 3.5 Financial Statements.

     The Company has delivered to Investor (a) the audited balance sheet and the statements of income, cash flows and stockholders' equity of the Company for the year ended December 31, 2001, and the unaudited interim balance sheet and statements of income, cash flows and stockholders' equity of the Company for the quarter ended March 31, 2002 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as at and for the periods specified therein.

     Section 3.6 Absence of Undisclosed Liabilities.

     The Company has no debts, claims, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, constituting a Material Adverse Effect, except (a) as set forth on Schedule 3.6. Schedule of Liabilities, (b) to the extent disclosed or reserved against in the 2001 Year End Unaudited Balance Sheet, and (c) for non-material liabilities and obligations that were incurred after December 31, 2001 in the ordinary course of business consistent (in amount and kind) with past practice.

     Section 3.7 Taxes.

     (a) The Company has duly and timely filed all Tax Returns with respect to Taxes required to be filed on or before the Closing Date. All such tax returns are true, complete and correct. All other taxes owed by the Company (whether or not shown on any Tax Return) have been duly and timely paid. The Company has not extended or otherwise waived the benefit of any applicable statute of limitations or agreed to any extension of time with respect to a Tax assessment or deficiency.

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     (b) The Company has withheld all required amounts in respect of Taxes from its employees, agents, contractors and nonresidents and, to the extent required, has remitted such amounts to the proper agencies.

     (c) There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any Governmental Authority in writing, or (ii) as to which any Company or any of the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such Governmental Authority. Company has delivered to Investor correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the date of the formation of the Company.

     (d) The Company is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

     Section 3.8 Absence of Changes.

     Except as set forth in Schedule 3.8, since December 31, 2001, the Company has not:

     (a) suffered any Material Adverse Effect or obtained knowledge of any event that might reasonably be expected to cause the Company to suffer a Material Adverse Effect in the future;

     (b) incurred, assumed, guaranteed or discharged any additional, material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, or any additional indebtedness (including any Debt) beyond that already listed and outstanding prior to December 31, 2001, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent (in amount and kind) with prior practice;

     (c) mortgaged, pledged or subjected to any other Lien, any property, business or assets, tangible or intangible;

     (d) sold, transferred, leased to others or otherwise disposed of any material assets, except for production of the Company sold in the ordinary course of business (consistent with past practice), or canceled or compromised any debt or claim, or waived or released any right of substantial value;

     (e) received any notice of termination of any Contract;

     (f) suffered any damage, destruction or loss (whether or not covered by insurance), in any case or in the aggregate, in excess of $50,000;

     (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

     (h) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee, distributor or agent of the Company;

     (i) made any change in the accounting or auditing methods, practices or principles of the Company;

     (j) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, distributors, agents, customers or suppliers;

     (k) entered into any material transaction or Contract other than in the ordinary course of business, or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

     (l) made any material grant of credit to any customer or distributor on terms or in amounts materially more favorable than in the ordinary course of business;

     (m) amended its charter or by-laws or merged with or into or consolidated with any other Person, subdivided, combined or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     (n) made any declaration of, or set aside or paid, any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Company, or issued, pledged or sold any shares of capital stock of the Company, or any other securities or rights, convertible into or exchangeable for or conferring the right to purchase shares of capital stock of the Company (or entered into any agreement, arrangement or other understanding to do the same) or directly or indirectly purchased, redeemed, retired or otherwise acquired any shares of capital stock of the Company or other securities convertible into, exchangeable for or conferring the right to purchase shares of capital stock of the Company (or entered into any agreement, arrangement or other understanding to do the same); or

     (o) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

     Section 3.9 Litigation.

     (a) Other than as disclosed on Schedule 3.9(a), there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation, civil, criminal, regulatory or otherwise, in law or in equity, pending and served or, to the Knowledge of the Company, threatened against or relating to the Company seeking unspecified damages, damages in excess of $50,000 or any injunctive or other equitable relief

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except for any unresolved claims that are not material in connection with the
Company's bankruptcy.

     (b) Except as set forth on Schedule 3.9, there are no material judgments unsatisfied against the Company or consent decrees or injunctions to which the Company is subject.

     (c) There is no action, claim, suit or proceeding pending, or to the Company's knowledge, threatened, by or against or affecting the Company in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     (d) Since November 16, 2001 and to the Knowledge of the Company, during the past five years, there have been no product liability claims, suits, actions or proceedings involving the Company or relating to products or services manufactured, sold or provided by the Company.

     Section 3.10 Compliance with Laws; Governmental Approvals and Consents.

     (a) The Company has complied in all material respects with all Applicable Laws applicable to the Company.

     (b) No Governmental Approvals and other Consents are necessary for, or otherwise material to, the conduct of the business of the Company, except as has been obtained.

     Section 3.11 Assets.

     (a) Schedule 3.11(a) sets forth a complete list of the real property owned by the Company.

     (b) Leases. (a) The Leases are in full force and effect and constitute legal and binding obligations of the Company and the other parties thereto, enforceable according to their terms, (b) the Company is not in default under any of the Leases, (c) to the Knowledge of the Company, no other party to any of the Leases is in default thereunder, and (d) there exist no conditions which, with notice or lapse of time, or both, would constitute a default under any of the Leases.

     (b) Title to Assets. Except for the liens set forth on Schedule 3.11(c) (the "Permitted Liens"), the Company has good and valid title to all of its assets and interests in assets, whether real, personal, mixed, tangible, and intangible, and to the knowledge of the Company all the assets and interests in the assets of the Company are free of any Liens.

     (c) Business. The assets owned by the Company are sufficient for the continued conduct of the business by the Company after the Closing as such business has been conducted in the past.

     Section 3.12 Contracts.

     (a) Schedule 3.12 sets forth a list of all agreements, contracts, commitments, orders, licenses, leases (including the Leases) and other instruments and arrangements (whether written or oral) (the "Contracts") material to the business or properties of the Company to which the Company is a party, or under which any of its property is bound and all Contracts are in full force and effect.

     (b) The Company has delivered or made available to Investor true, complete and correct copies of all Contracts, together with all amendments thereto.

     (c) To the knowledge of the Company, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder by any party to any of the Contracts. Each Contract is a legal, valid, binding and enforceable obligation of the Company and, to the knowledge of the Company, the other parties thereto, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general principles of equity.

     Section 3.13 Product Warranties. Except as set forth on Schedule 3.13, (i) there are no warranties express or implied, written or oral, with respect to the products or services of the Company, and there are no pending or, to the knowledge of the Company, threatened, claims with respect to any such warranty;
(ii) during the past five years, the Company has not had a claim against it for a product it has warranted and does not reserve for such warranty claims; and
(iii) the Company has no Knowledge of any facts that might lead to an increase in warranty claims in the future.

     Section 3.14 Intellectual Property.

     All Intellectual Property used by the Company either is owned by the Company or used pursuant to a valid license which is not terminable due to any breach or noncompliance by the Company and which shall not be adversely affected by the transactions contemplated herein. None of the Intellectual Property owned by the Company is subject to any other Lien in favor of any third party and the Company owns all right, title and interest therein and thereto.

     (a) No claims with respect to any Intellectual Property have been asserted or threatened by any Person (i) against the Company, or (ii) against any other Person based on its permitted use of any of the Company's Intellectual Property which, if determined adversely, could have a material adverse effect on the Company. No permitted use of any of the Company's Intellectual Property by any Person violates the Intellectual Property of any other Person and no valid grounds exist for any bona fide claims against the Company or any such Person with respect to any Intellectual Property. Without limiting the generality of the foregoing, no Person ever employed or otherwise engaged by the Company has asserted or threatened any claim against the Company relating to any Intellectual Property. All granted and issued patents, copyright registrations, and registered trademarks and service marks and all copyrights held by the Company are valid, enforceable and subsisting. To the knowledge of the Company, there has not been, nor is there presently, any unauthorized use, infringement or misappropriation of any of its Intellectual Property by any Person. The Company has the full right to possess, use, copy, distribute, display, transfer and license all Intellectual Property material to its business or otherwise necessary to its business as presently conducted.

     (b) No Intellectual Property of the Company is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof by the Company. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property.

     (c) The Company has taken all reasonable and necessary steps to protect its Intellectual Property and its rights thereunder, and no such rights to Intellectual Property have been lost or to the knowledge of the Company are in jeopardy of being lost. The Company has paid all fees, annuities and all other payments which have heretofore become due to any governmental or regional authority with respect to its Intellectual Property and has taken all steps reasonable and necessary to prosecute and maintain the same.

     (d) The Company has not transferred its title in or to any copy of any computer program or software. No computer program or software has been supplied by the Company to any Person except pursuant to a binding license prohibiting further distribution and disclosure. All source code for all computer programs and software is in the sole possession of the Company and has been maintained strictly confidential. The Company has no obligation to afford any Person access to any source code for any computer program.

     (e) Except through binding licenses or sublicensing agreement, the Company has not transferred its title in or to any Intellectual Property. Except as disclosed on Schedule 3.13(e), no Intellectual Property has been supplied by the Company to any Person except pursuant to a binding license prohibiting further distribution and disclosure.

     (f) No current or former employee, independent contractor or consultant has any interest in any Intellectual Property of the Company.

     Section 3.15 Insurance.

     Schedule 3.15 contains a true, complete and correct list of all insurance policies maintained by the Company and no notice of cancellation, termination, or reduction of coverage, and no notice of intention to cancel, terminate or reduce coverage, has been received. The Company has given Investor access to true, complete and correct copies of all such policies together with all riders and amendments thereto.

     Such policies are in full force and effect, and all premiums due thereon have been paid.

     Section 3.16 Environmental Matters.

     (a) Compliance with Environmental Law. Except as described on Schedule 3.15(a) or where failure to comply would not have a Material Adverse Effect, the Company is and has been in compliance with all applicable Environmental Laws and, to the knowledge of the Company, no violation by the Company is being alleged of any applicable Environmental Law.

     (b) Other Environmental Matters. Except as described on Schedule 3.15(b) and where such action or condition would not cause a Material Adverse Effect, the Company has not caused or taken any action that resulted in, and the Company is not subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about the Leased Real Property or other properties or assets owned, leased, operated or used by the Company, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by the Company.

     (c) No Hazardous Substances. The Company has purchased, stored or used no Hazardous Substances other than those associated with normal operations.

     (d) No Proceedings. The Company has not received notice or other communication concerning any alleged liability for Environmental Liabilities and Costs in connection with any Leased Real Property, and, to the Company's knowledge, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, relating to any environmental matters with respect to any Leased Real Property.

     Section 3.17 Employees, Labor Matters, etc.

     The Company is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company. To the knowledge of the Company, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company. The Company has no knowledge of any labor disputes currently subject to any grievance procedure, arbitration or litigation or any representation petition pending or threatened with respect to any employee of the Company. The Company has no knowledge that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     Except as described in Schedule 3.17, the employment of all employees of the Company is terminable at will, with or without cause, and without the Company thereby incurring liability for severance or otherwise.

     Section 3.18 Investor's Percentage Ownership. Immediately following the Closing, Investor's fully diluted ownership interest in the Company's capital stock on a fully diluted basis, treating all outstanding options, warrants and convertible securities as exercised, shall be eleven and fifteen one-hundredths percent (11.15 %)

     Section 3.19 Brokers, Finders, etc.

     All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against Investor for any brokerage or finder's commission, fee or similar compensation.

     Section 3.20 Dealings with Affiliates.

     Schedule 3.20 sets forth a complete list (including the parties) of all contracts, arrangements or other agreements (written or oral) involving an annual receipt or expenditure of $10,000 or more between the Company and any shareholder of the Company, any partnership, corporation or other entity owned and/or operated by any shareholder of the Company or any relative(s) of any shareholder of the Company or any Affiliates known to the Company to be now in effect. The Company heretofore has delivered or made available to Investor true and complete copies (or a detailed summary in the case of an oral agreement) of each such contract, arrangement or other agreement.

     Section 3.21 Disclosure. No representation or warranty of Company in this Agreement or in any certificate or instrument delivered by Company in accordance with the terms hereof contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     Section 3.22 This section was intentionally omitted.

     Section 3.23 Territorial Restrictions. The Company is not restricted by any agreement or understanding with any other Person from carrying on its business anywhere in the world.

     Section 3.24 Effect of Transaction.

     No creditor, employee, consultant or customer or other Person having a business relationship with the Company has informed the Company that such Person intends to change the relationship because of the purchase and sale of the Shares, nor does the Company have knowledge of any such intent.

     Section 3.25 Antitakeover Provisions.

     No "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is applicable to the purchase of the Shares by Investor or any of the other transactions contemplated by this Agreement.

     Section 3.26 No Retention Agreements. Except as set forth on Schedule 3.26, there are no retention agreements, severance agreements, change of control agreements and similar arrangements to which the Company, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

     Section 3.27 Real Property Holding Company.

     The Company is not a real property holding company within the meaning of
Section 897 of the Code.

     Section 3.28 Government Contracts. Except as set forth on Schedule 3.28:

     (a) the Company is not a party to any Government Contracts.

     (b) (i) to the Company's Knowledge, none of the Company's employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority; (ii) there is not pending any audit or investigation of the Company, its officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company, officers, employees or representatives resulting in a material adverse finding with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (iii) during the last five years, the Company has not made any voluntary disclosure to the U.S. Government or any non-U.S. government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. The Company has not had any irregularities, misstatements or omissions arising under or relating to any Government Contract or Government Bid that has led or is expected to lead, either before or after the Closing Date, to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

     (c) there are (i) no outstanding claims against the Company, either by the U.S. Government or any non-U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid, and (ii) no disputes between the Company and the U.S. Government or any non-U.S. Government under the Contract Disputes Act or any other Federal statute or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract or Government Bid. There are no facts that could reasonably be expected to result in a claim or dispute under clause (i) or (ii) of the immediately preceding sentence.

     (d) neither the Company nor, to the Company's Knowledge, any of its employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. government contracting. The Company has conducted its operations in compliance with all requirements of all material laws pertaining to all Government Contracts and Government Bids.

     Section 3.29 Affiliated Group Liability.

     The Company (a) has not been a member of an affiliated group filing a consolidated income tax return; and (b) has no liability for the Taxes of any person under Treasury Regulations section 1.1502-6(a) (or any analogous or similar provision of any state, local or foreign law or regulation), as a transferee or successor, by contract, or otherwise.

     Section 3.30 Invention and Secrecy Agreements.

     Each employee and consultant of the Company has executed a form of employee's or consultant's invention and proprietary information agreement, as the case may be, substantially the same as one of the forms provided to Investor. The company is not aware that any employees or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

     Section 3.31 Registration Rights.

     Except as set forth in Schedule 3.31, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

     Section 3.32 Officers, Directors and Shareholders.

     The Company has delivered a list of officers, directors, shareholders (and their respective shareholdings), of the Company at March 31, 2002, which list is complete, and which has not changed since then except as set forth in Schedule 3.32.

     Section 3.33 No Intervention.

     The Company has not received notice that any third party has taken any action which prevents or may prevent the Company from continuing its operations or from further developing the technology contemplated by this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor represents and warrants to the Company as follows:

     Section 4.1 Corporate Status.

     The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 4.2 Authorization, etc.

     The Investor has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Investor. The Investor has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Investor, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     Section 4.3 No Conflicts, etc.

     The execution, delivery and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) (i) the certificate of incorporation or by-laws of Investor, or (ii) any contract, agreement or other instrument applicable to Investor or any of its properties or assets, except for violations and defaults that, individually and in the aggregate, have not and shall not materially impair the ability of Investor to perform its obligations under this Agreement.

     Section 4.4 Litigation.

     There is no action, claim, suit or proceeding pending, or to Investor's knowledge threatened by or against or affecting Investor in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     Section 4.5 Brokers, Finders, etc.

     All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Investor in such manner as to give rise to any valid claim against Company for any brokerage or finder's commission, fee or similar compensation.

     Section 4.6 Purchase Entirely for Own Account.

     The Securities will be acquired for investment for Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

     Section 4.7 Investment Experience.

     The Investor is an investor in companies in the development stage, can bear the economic risk of total loss its investment and has such knowledge and experience in financial or business matters that it is capable of fending for itself and evaluating the merits and risks of the investment in the Securities.

     Section 4.8 Disclosure of Information.

     The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

     Section 4.9 Accredited Investor.

     The Investor is a corporation not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000, and accordingly is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

     Section 4.10 Restricted Securities.

     The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, and that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1 Covenants of the Company.

     (a) Public Announcements. Except as required by Applicable Law (in which case the nature of the announcement shall be described to Investor and Investor shall be allowed reasonable time to comment prior to dissemination to the public), the Company shall not make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Investor, which consent shall not be unreasonably withheld.

     (b) Access and Information. The Company shall permit authorized representatives of Investor to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested; provided, however, that Investor agrees to treat as confidential all the information so provided and designated by the Company as confidential, and not to use such information in any way reasonably foreseeable to be detrimental to the Company. Investor further agrees that it shall disclose such information only to directors, officers, employees and representatives of Investor who need to know such information for the purpose of evaluating the performance and financial condition of the Company and assisting Investor in the performance of its fiduciary duties. Investor agrees that such directors, officers, employees and representatives shall be informed by Investor of the confidential nature of such information, that they shall be directed by Investor to treat such information confidentially, and Investor shall be responsible for any breach of confidentiality by such directors, officers, employees or representatives, up to a maximum aggregate liability that shall not exceed Investor's profit derived from such disclosure.

     Notwithstanding the foregoing, if Investor or its directors, officers, employees or representatives is legally compelled to disclose information disclosed under this Section 5.1(b), Investor will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy or waive compliance with this Section 5.1(b). If such protective order or other remedy is not obtained, or if the Company waives compliance with the provisions of this Section 5.1(b) in writing, Investor shall be permitted to disclose such information pursuant thereto, but only such information as it is advised is legally required. The requirement of confidential treatment in this Section 5.1(b) shall not apply to information which: (1) becomes generally available to the public other than as a result of a disclosure by Investor, (2) was available on a non-confidential basis prior to its disclosure to Investor; (3) was received from a third party without similar restriction or without breach of this Agreement; (4) was independently developed by Investor; or (5) was furnished to a third party by the Company without a restriction on the third party's rights.

     (c) Further Actions. As promptly as practicable, the Company shall:

         (i) use commercially reasonable efforts to take all actions and to do all things necessary to consummate the transactions contemplated hereby by the Closing Date;

         (ii) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to Applicable Law in connection with the Agreement, the sale and transfer of the Securities pursuant to the Agreement and the consummation of the other transactions contemplated hereby;

         (iii) use commercially reasonable efforts to obtain, or cause to be obtained, all Consents (including all Governmental Approvals and any Consents required under any Contract) necessary to be obtained by it in order to consummate the sale and issuance of the Securities pursuant to this Agreement.

     (c) Further Assurances. Following the Closing, the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Investor, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

     (d) Delivery of Financial Statements. If the Company does not comply with the periodic reporting requirements of Section 15(d) of the Securities Exchange Act, the Company shall deliver to Investor the following:

         (1) as soon as practicable in fiscal year 2002, and in any event within 90 days after the end of each fiscal year beginning in fiscal year 2003 of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a cash flow statement, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

         (2) within forty-five (45) days after the end of each quarter, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also compare actual performance to budget and to the prior year's comparable period;

         (3) on a monthly basis, a copy of any materials prepared and distributed to the Board of Directors of the Company in connection with Board meetings;

         (4) within 60 days after the close of each fiscal year, a comprehensive operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a quarterly basis, including balance sheets and cash flow statements for such quarters and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

         (5) with reasonable promptness, such other information and data with respect to the Company as Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated pursuant to this clause (f) to provide any information which it reasonably considers to be a trade secret, or similar confidential information.

     (e) Intentionally left blank.

     (f) No Obligation to Provide Further Funds. After payment in full of the Purchase Price, the Company acknowledges that neither Investor nor any of its affiliates shall have any further obligation to invest in or provide additional funds to the Company. Any investments made in or funds provided to the Company by Investor or any of its affiliates following the payment of the Purchase Price shall be made or provided, if it all, at Investor's sole discretion and on terms acceptable to Investor in its sole discretion, provided that investments made at Investor's discretion on exercise of the Warrants shall be made on the terms set forth in the relevant Warrant.

     (g) Board Participation. Immediately following the Closing and for as long as Investor owns at least 250,000 shares of Common Stock or a 3% equity interest in the Company, (i) the Company shall use its best efforts to cause to be elected and/or appointed to the Company's Board of Directors one member designated by Investor and (ii) the Company's Board of Directors shall consist of a maximum of seven (7) members.

     (h) Future Acquisition Discussions. The Company agrees to keep Investor's representative(s) on the Company's Board of Directors fully informed of any and all substantive discussions with potential acquirers of all or part of the share capital of the Company or all or substantially all of its assets. Such representative(s) will be informed of such substantive discussions as soon as they commence or as soon as reasonably practicable thereafter.

     (i) Preferred Customer. The Investor and Investor's affiliates shall be a preferred customer of the Company and shall be provided priority access to and use of the Company's products and services hereafter. Moreover, the Company agrees that the price (including all discounts) charged to Investor for such products and services and access shall be no higher than the lowest price charged to any other customer of the Company for similar products and services.

     (j) Military Market Exclusivity. The Company grants Investor a right of first refusal to exclusively exploit and sell the Company's technology to the Military Market for any product or application that Investor believes, and can demonstrate, would compete with any Investor product or application (a "Competitive Product"). Should the Company be approached by a third party with a proposal to collaborate on a Competitive Product, Investor shall automatically forfeit its right of exclusivity if: (i) it decides not to initiate product development work with the Company on such Competitive Product within one year of receiving written notice from the Company of such third party proposal; or (ii) if Investor provides the Company with a written waiver of its exclusivity right for such Competition Product any time after receiving written notice from the Company of such third party proposal. With respect to any other Military Market application that is not a Competitive Product, the Company and Investor will discuss collaboration on a good faith basis prior to the Company concluding an agreement to go forward with any other partner. For the purpose of this agreement the term "Military Market" will mean all domestic and foreign armed services and intelligence agencies, including, but not limited to, the Army, Navy, Air Force, Marines, Coast Guard, U.S. Reserve Forces, CIA, DIA, NSA, and all the State National Guard Forces, and foreign equivalents of any of the foregoing. The term "Military Market" will not include Research and Development contracts given by government agencies such as DARPA, DTRA, NIH, NSF and others. The term "Military Market" shall include, inter alia, sales or licensing of the Company's technology, or products that incorporate such, to any suppliers, resellers or contractors using said Company technology in products for distribution to any domestic or foreign armed service or intelligence agency.

     Section 5.2 Covenants of Investor.

     (a) Public Announcements. Except as required by Applicable Law (in which case the nature of the announcement shall be described to Company and the Company shall be allowed reasonable time to comment prior to dissemination to the public), Investor shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Company.

     (b) Pre-Closing Actions. As promptly as practicable, Investor shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by each Closing Date.

     (c) Further Assurances. Following the Closing, Investor shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the

Company, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

     Section 5.3 Legends.

     To the extent applicable, each certificate or other document evidencing any of the Shares or any of the Warrant Shares shall be endorsed with legends substantially as set forth below, and Investor covenants that, except to the extent such restrictions are waived by the Company or the legends may be removed under Section 5.4, Investor shall not transfer Securities without complying with the restrictions on transfer described in the legends endorsed thereon:

     (a) The following legend under the Securities Act:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) If required by the authorities of any state in connection with the issuance or sale of the Shares, or the Warrant Shares, the legend required by such state authority.

     Section 5.4 Removal of Legends.

     (a) Any legend endorsed on a certificate pursuant to Section 5.3(a) hereof shall be removed (i) if the Shares, Warrant Shares or Warrants represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that a public sale, transfer or assignment of such Shares may be made without registration.

     (b) Any legend endorsed on a certificate pursuant to Section 5.3(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Common Stock issuable upon conversion thereof provides the Company with an opinion of counsel, in form and substance acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that such legend may be removed.

     Section 5.5 Further Restriction on Transfer. Unless and until the legends described in Section 5.4 may be removed, Investor further covenants not to make any disposition of the Securities until the transferee agrees to be bound by Sections 5.3, 5.4 and 5.5.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to Obligations of Each Party.

     The obligations of the parties to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

     (b) Government Approvals. All requisite governmental approvals and authorizations necessary for the consummations of the transactions contemplated hereby shall have been duly issued or granted and all applicable waiting periods shall have expired or otherwise been terminated.

     Section 6.2 Conditions to Obligations of Investor.

     The obligations of Investor to consummate the transactions contemplated hereby at each Closing shall be subject to the fulfillment (or waiver by Investor) on or prior to the Closing Date of the following additional conditions:

     (a) Representations; Performance. Each of the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects, in each case on the date hereof and at and as of the Closing Date, as though made on and as of the Closing Date. The Company shall have duly performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (b) Consents. The Company shall have obtained and shall have delivered to Investor copies of all Governmental Approvals and Consents required to be obtained by the Company in connection with the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby.

     (c) Corporate Proceedings. All corporate and other proceedings of the Company in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Investor and its counsel, and Investor and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested at least 48 hours prior to the Closing.

     (d) Certificate of Status. The Investor shall have received copies of (i) the Certificate of incorporation, as amended through the Closing Date, of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a certificate of good standing for the Company from the Secretary of State of the State of Delaware, as of a recent date, and (iii) a copy of the by-laws of the Company, as in effect on the Closing Date, certified by the Secretary of the Company.

     (e) Certificates for Shares. The Company shall have delivered to Investor certificates representing the Shares, registered in the name of Investor, duly executed by the Company.

     (f) No Material Adverse Change. Except as set forth in Schedule 3.8, since December 31, 2001, there shall not have occurred any Material Adverse Effect, or any event or condition that might reasonably be expected to cause a Material Adverse Effect to occur in the future.

     (g) Officer's Certificate. The Company shall have delivered to Investor a certificate, dated the Closing Date and signed by its chief executive officer, in the form of Exhibit B hereto to the effect of Section 6.2(a) and Section 6.2(b) and certifying the fulfillment of the other conditions precedent.

     (h) Legal Investment. At the time of such Closing, the purchase of the Common Stock and Warrants by Investor shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

     (i) No Government Intervention. The Company shall not have received notice that any Governmental Authority has taken, or intends to take, any action which prevents, or would prevent, the Company from continuing its operations or from further developing the MEMS technology contemplated by this Agreement.

     (j) Board of Directors. For so long as Investor holds at least 250,000 shares of Common Stock or a greater than 3% equity interest in the Company, the Company's Board of Directors shall consist of a maximum of seven (7) duly elected or appointed members. One of these members shall be designated by Investor as set forth in Section 5.1(i).

     Section 6.3 Conditions to Obligations of Company.

     The obligation of Company to deliver the Shares and the Warrants and to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by the Company), on or prior to the Closing Date, of the following additional conditions:

     (a) Payment of Consideration. The delivery in full of the Purchase Price.

     (b) Representations; Performance. Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in each case on the date hereof and at and as of the Closing Date as though made on and as of the Closing Date. The Investor shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. The Investor shall have delivered to Company a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

     (c) Corporate Proceedings. All corporate proceedings of Investor in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Company, and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                   ARTICLE VII
                              ANTI-DILUTION RIGHTS

     Section 7.1 Anti-Dilution Right.

     The Company hereby grants to Investor the right to purchase, upon the issuance by the Company of New Securities (as defined in this Section 7) all or any portion of the "Anti-Dilution Shares" (as defined in this Section 7). The Anti-dilution Shares are, with respect to Investor, that number of New Securities being issued, the purchase of which will result in Investor having the same Percentage Equity (as defined in this Section 7) in the Company immediately after such issuance of New Securities as it had immediately prior to such issuance of New Securities. For purposes of this anti-dilution right, Investor's "Percentage Equity" in the Company, to be calculated before or after each issuance of New Securities, shall be the proportion that the number of shares of common stock (assuming the conversion of all convertible securities and the exercise of all rights, options and warrants) held by Investor at such time bears to the total number of outstanding shares of common stock (assuming the conversion of all convertible securities and the exercise of all rights, options and warrants) of the Company at such time. This anti-dilution right shall be subject to the following provisions:

     (a) "New Securities" shall mean any common stock or preferred stock or other equity security of the Company, whether now authorized or not, and rights, options, or warrants to purchase said common stock or preferred stock or other equity security, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock or other equity security; provided, however, that "New Securities" does not include:

         (i) securities issued upon conversion of any Preferred Stock into common stock;

         (ii) a stock dividend or securities issued upon any subdivision of shares of common stock, or any other right received on a pro rata basis by the holder of the Shares along with other holders of Common Stock;

         (iii) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other business; or

         (iv) securities issued upon an exercise of any option, warrant, convertible securities, or other right currently outstanding and set forth in
Section 3.1 or issued hereafter pursuant to the 2001 Stock Incentive Plan or other plan approved by Investor and the Board of Directors, provided that upon conversion of any amount of the Company's notes that are convertible into an aggregate of 504,502 shares of Common Stock, the Common Stock issued on such conversion shall be deemed New Securities and the amount of debt released on such conversion shall be deemed the price of such New Securities;

     (b) If the Company plans, proposes or determines to issue New Securities, the Company shall give Investor thirty (30) calendar days advance written notice of such issuance describing the type of New Securities, the price, and the general terms upon which the Company plans, proposes or determines to issue the same. The Investor shall have twenty (20) calendar days from the date of receipt of any such notice to agree to purchase all or a portion of its Anti-Dilution Shares for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of Anti-Dilution Shares to be purchased. If Investor exercises its anti-dilution rights under this Section 7 to purchase Anti-Dilution Shares, the Company shall issue such Anti-Dilution Shares to Investor at the time of the issuance of the New Securities. In no event shall the Company issue New Securities without giving Investor thirty (30) calendar days' advance written notice, unless Investor waives such notice requirement in a writing signed by one or more of the Company's Directors elected by Investor.

     (c) In the event that Investor fails to exercise its anti-dilution right within said twenty (20) day period, such right shall be deemed to have been waived by Investor with respect to that issuance of New Securities.

     (d) The anti-dilution right granted under this Agreement shall expire upon, and be inapplicable to, (i) the first closing of the first firmly underwritten public offering of common stock of the Company after the date hereof that is made pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of common stock to the public, or (ii) a merger or consolidation of the Company with or into another corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization.

                                  ARTICLE VIII
                                   TERMINATION

     Section 8.1 Termination.

     This Agreement may be terminated at any time prior to the Closing Date:

     (a) by the written agreement of Investor and the Company;

     (b) by Company or Investor by written notice to the other party if the Closing shall not have been consummated pursuant hereto by 5:00 p.m. New York City time on August 8, 2002, provided that the terminating party may not be in breach of this Agreement, and provided further that the failure by either party to close on such date shall not of itself be a breach of this Agreement.

     (c) by Investor by written notice to the Company if (i) the representations and warranties of the Company shall not have been true and correct as of the date when made, or (ii) if any of the conditions set forth in Section 6.1 or 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York City time on August 8, 2002, unless such failure shall be due to the failure of Investor to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

     (d) by the Company by written notice to Investor if (i) the representations and warranties of Investor shall not have been true and correct in all material respects as of the date when made, or (ii) if any of the conditions set forth in
Section 6.1 or 6.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York City time on August 8, 2002, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     Section 8.2 Effect of Termination.

     If this Agreement is terminated pursuant to the provisions of Section 8.1, then this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in Section 13.1 and except for any liability resulting from such party's breach or default of this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.1 By Company.

     Subject to the terms and conditions of this Article IX, the Company covenants and agrees to defend, indemnify and hold harmless Investor, its officers, directors, employees, agents, advisers, lenders, representatives and Affiliates (including, after the Closing, the Company) (collectively, the "Investor Indemnitees"), from and against, and pay or reimburse Investor Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, judgments, penalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, court costs, consulting fees, expert witness fees and reasonable attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

     (a) any misrepresentation or breach of any warranty of Company or the Company contained in this Agreement; provided, however, that, for purposes of this Article IX, in determining whether any such misrepresentation or breach occurred, any dollar amount thresholds, materiality qualifiers and Material Adverse Effect qualifiers contained in any representation or warranty herein shall be disregarded; provided further, however, that no claim for indemnification under this clause (a) may be made after the third anniversary of the Closing Date, excepting only that any claim for misrepresentation or breach of warranty under (i) Sections 3.7, 3.11(a), 3.11(c), and 3.16 may be made no later than a date 30 days from and after the expiration of the period of the applicable statute of limitations, or (ii)
Section 3.3 may be made at any time;

     (b) any failure of the Company to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof.

     Company shall not be required to indemnify Investor Indemnitees with respect to any claim for indemnification resulting from or arising out of matters described in clause (a) above pursuant to this Section 9.1 unless and until the aggregate amount of all claims against Company exceeds $50,000 ("Company's Threshold Amount"), in which case Company shall be required to indemnify Investor Indemnitees for the full amount of such claims, including Company's Threshold Amount, but only up to an aggregate amount of $2,500,000 for all claims.

     Section 9.2 By Investor.

     Subject to the terms and condition of this Article IX, Investor covenants and agrees to defend, indemnify and hold harmless Company and each of its heirs, executors, administrators, distributees or legal representatives (collectively, the "Company Indemnitees"), from and against any and all Losses resulting from or arising out of:

     (a) any misrepresentation or breach of warranty of Investor contained in this Agreement; provided, however, that no claim for indemnification under this clause (a) may be made after the third anniversary of the Closing Date; or

     (b) any failure of Investor to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof.

     The Investor shall not be required to indemnify Company Indemnitees with respect to any claim for indemnification resulting from or arising out of matters described in clause (a) above pursuant to this Section 9.2 unless and until the aggregate amount of all claims against Investor exceeds $50,000 ("Investor's Threshold Amount"), in which case Investor shall be required to indemnify Company Indemnitees for the full amount of such claims, including Investor's Threshold Amount, but only up to an aggregate amount of $500,000 for all claims.

     Section 9.3 Indemnification Procedures.

     (a) Third Party Claims. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") as soon as practicable after such Indemnified Party has actual and not imputed or implied knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of Investor to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Article IX and the records of each shall be reasonably available to the other with respect to such defense.

     (b) Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not involve a third party claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 20 days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such 20-day period, setting forth in reasonable detail the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifying Party shall use commercially reasonable efforts to resolve such dispute within 30 days of the date such notice of dispute is received. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 20 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once (a) the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 9.3, (b) any dispute under this Section 9.3 has been resolved in favor of indemnification by mutual agreement of the Indemnifying Party and the Indemnified Party, or (c) any dispute under this Section 9.3 has been finally resolved in favor of indemnification by order of a court of competent jurisdiction or other tribunal having jurisdiction over such dispute, then the Indemnifying Party within 20 days of the date of acknowledgement by the Indemnifying Party or final resolution in favor of indemnification, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

     Section 9.4 Expiration of Representations and Warranties, etc. All representations and warranties contained in this Agreement shall survive the Closing for a period of three years; provided, however, that the representations and warranties stated in Sections 3.7, 3.11(a), 3.11(c), and 3.16 shall survive the Closing for the applicable statute of limitations; provided further, however, that the representations and warranties contained in Section 3.3 shall survive indefinitely.

     Section 9.5 Set-Off. If Company shall be obligated to indemnify Investor or any other Investor Indemnitee pursuant to Article IX, Investor shall be entitled, in addition to any other right or remedy it may have, to exercise rights of set-off against any amounts due and payable to Company hereunder or that may thereafter become due and payable to Company hereunder (including amounts under Article II).

                                    ARTICLE X
                               REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     Section 10.1 Definitions.

     For purposes of this Section 10:

     (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Warrant Shares" shall mean the Common Stock issued or issuable upon exercise of the Warrants.

     (c) The term " Registrable Securities" means (i) the Shares; (ii) the Warrant Shares; and (iii) any Common Stock of the Company issued or issuable in respect on the Conversion Shares or other securities issued or issuable pursuant to the conversion of the Warrants upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Warrants; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (2) sold or are available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, excluding in all cases; provided however, that any Registrable Securities sold by a person in a transaction in which his registration rights are not assigned shall cease to be Registerable Securities;

     (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock issuable pursuant to then exercisable Warrants that are exercisable for Registrable Securities;

     (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee of a Holder in accordance with
Section 10.9 hereof;

     (f) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of Form S-3 which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

     (g) "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with Sections 10.2, 10.4 and 10.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders in the event of one exercise of a requested registration provided for in
Section 10.2 hereof, in the event of two Company registrations pursuant to
Section 10.5 hereof, and for four Company registrations on Form S-3 pursuant to
Section 10.4 hereof; and

     (h) "Selling Expenses" shall mean all underwriting discounts, selling commission and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

     Section 10.2 Demand Registrations Rights.

     (a) If at any time after the Company's initial registered underwritten public offering, the Company shall receive a written request (specifying that it is being made pursuant to this Section 10.2) from Investor that the Company file a registration statement or similar document under the Securities Act covering the registration of the lesser of (i) at least ten percent (10%) of Investor's then outstanding Registrable Securities (or securities that are convertible into Registrable Securities) or (ii) Registrable Securities the expected price to the public of which exceeds $2,000,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that such Holders have requested be registered in accordance with this Section 10.2 to be registered under the Securities Act. Notwithstanding the foregoing, (a) the Company shall not be obligated to effect a registration pursuant to this Section 10.2 during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on a date sixty (60) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith, and (b) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period. The Company shall be obligated to effect only two registrations pursuant to this Section 10.2. Any request for registration under this Section
10.2 must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by Investor and reasonably acceptable to the Company.

     (b) If the registration requested is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 10.2(a). In such event the right of any Holder to registration pursuant to this Section 10.2 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by Investor exercising any demand registration rights. Notwithstanding any other provisions of this Section 10.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "Underwriter Cutback"). In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof (including those holders who are exercising their demand registration rights) on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires a cutback of the Holders, then the number of shares that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. In the event of an Underwriter Cutback, holders of securities with respect to which registration rights have been granted pursuant to Section 10.10 hereof shall be treated as Holders for purposes of any cutbacks. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If shares are so withdrawn from the registration, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata according to the total amount of securities entitled to be included in such registration owned by each person or in such other proportions as shall be mutually agreed by such selling shareholders.

     (c) Notwithstanding anything to the contrary set forth herein, any registration requested by Investor pursuant to this Section 10.2 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 10.2), (i) unless it has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by Investor (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at request of Investor unless Investor shall have elected to pay all registration expenses in connection with such registration;
(ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by Investor and, as a result thereof, the securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such registration does not occur. Any registration effected pursuant to Section 10.5 shall not be deemed to have been requested by a requesting holder for purposes of this Section 10.2

     Section 10.3 Expenses of Demand Registration.

     All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to Section 10.2 (exclusive of Selling Expenses, which shall be borne by the selling holders pro rata based on the number of their shares registered) shall be borne by the Company.

     Section 10.4 Form S-3 Registration Rights.

     After the Company's initial registered underwritten public offering, the Company shall use its best efforts to qualify for registration on Form S-3 (as used hereafter "Form S-3" shall include any successor form to Form S-3), and to that end the Company shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), within twelve (12) months following the effective date of the first registration of any securities of the Company for an underwritten registered public offering. After the Company has qualified for the use of Form S-3, and subject to the provisions of this Section 10.4, and the market standoff in Section 10.10, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

     (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred fifty (150) days following the effective date of a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to SEC Rule 145);

     (b) The Company shall not be required to effect a registration pursuant to this Section 10.4 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000;

     (c) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred and eighty
(180) days from the effective date thereof;

     (d) The Company shall not be obligated to cause a registration on Form S-3 if in the prior twelve-month period the Company has caused a registration on Form S-3 to become effective; and

     (e) The Company shall not be required to effect a registration pursuant to this Section 10.4 more than three years after the Company's registered underwritten public offering or more than four times at Company's expense.

     The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 10.4 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly any registration requested pursuant to this Section 10.4. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 10.4 if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 9.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period.

     Section 10.5 Company Registration.

     (a) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration (i) relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or (ii) relating solely to a SEC Rule 145 or similar transaction, the Company will promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within 15 days after receipt of such written notice from the Company.

     (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 10.5(a). In such event the right of any Holder to registration pursuant to this Section 10.5 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising demand registration rights. Notwithstanding any other provisions of this Section 10.5, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "Underwriter Cutback"). In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders thereof (including those holders who are exercising their demand registration rights) on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires a cutback of the Holders, then the number of shares that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. In the event of an Underwriter Cutback, holders of securities with respect to which registration rights have been granted pursuant to Section 10.10 hereof shall be treated as Holders for purposes of any cutbacks. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     Section 10.6 Expenses of Company Registration Rights.

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 10.5 (exclusive of Selling Expenses including fees and expenses of any special counsel to the selling holders, which shall be borne by the selling Holders pro rata based on the number of their shares registered) shall be borne by the Company.

     Section 10.7 Indemnification.

     In the event any Registrable Securities are included in a registration statement under this Section 10:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, rule or regulation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any law; and the Company will reimburse each such Holder, officer, director, partner, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, partner, director, underwriter, legal counsel or controlling person; provided that such reimbursement shall be made on a monthly basis within ten
(10) days after receipt of any invoice with respect to expenses reasonably incurred during the preceding calendar month.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers, its legal counsel, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of such other Holder's directors, legal counsel, or officers or any person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, or underwriter or controlling person, or such other Holder or director, officer, legal counsel or controlling person of such other Holder may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, or controlling person, underwriter or controlling person of such Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 10.7(b) exceed the gross proceeds from the offering received by such holder and provided that such reimbursement shall be made on a monthly basis within ten (10) days after the end of each calendar month with respect to expenses reasonably incurred during the preceding calendar month.

     (c) Promptly after receipt by an indemnified party under this Section 10.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if such indemnified party is advised in writing by counsel (which writing shall be furnished to the indemnifying party) that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnifying party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnifying party otherwise than under this Section 10.7.

     (d) If the indemnification provided for in this Section 10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable to such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this Section 10.7(d) shall be limited to an amount equal to the offering price of the shares sold by such Holder.

     (e) The obligations of the Company and Holders under this Section 10.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 10, and otherwise.

     Section 10.8 Reports Under Securities Exchange Act of 1934.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after 90 days after the Closing;

     (b) take such action as is reasonably necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the first fiscal year after the Closing;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (d) furnish to any holder, so long as the holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has complied with such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     Section 10.9 Assignment of Registration Rights.

     The rights to cause the Company to register Registrable Securities pursuant to this Section 10 may be assigned by a Holder to a transferee or assignee who acquires at least Five Hundred Thousand (500,000) shares of Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. If the Holder is a partnership and transfers or assigns its rights hereunder to any of its partners, such partners may aggregate the number of Registrable Securities held by them for purposes of meeting the Five Hundred Thousand (500,000) share threshold set forth in this
Section 10.9.

     Section 10.10 Subsequent Registration Rights.

     From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities (a "Registration Rights Agreement") unless such new registration rights, including standoff obligations, are on a pari passu basis with or are subordinate to the registration rights granted to the Holders hereunder. Each Holder hereby consents and agrees to the modification of such Holder's rights under this
Section 10 consistent with the foregoing and agrees to execute a registration rights agreement submitted by the Company setting forth such modifications and not otherwise unfavorably modifying the rights of such Holder.

     Section 10.11 "Market Stand-Off" Agreement.

     Each holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any securities of the Company (other than securities registered in the offering) whether or not acquired by such Holder under this Agreement during a reasonably and customary period of time not to exceed

180 days, as agreed to by the Company and the underwriters, following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

     (a) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

     (b) all officers and directors of the Company, all other persons with registration rights (whether or not pursuant to this Agreement) and all holders of at least 5% of the Company's outstanding stock and of an aggregate of 50% of the Company's outstanding stock enter into similar agreements; and

     (c) in the event the underwriter or the Company releases any shareholder from the terms of such shareholder's "market stand-off" agreement prior to the expiration of the relevant period (not to exceed 180 days) all of the Holders are released from the terms of this Section 10.11 or any other "market stand-off" agreement to which such holder is a party.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

     Section 10.12 Amendment of Registration Rights.

     Any provision of this Section 10 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement (including securities into which such securities are convertible), each transferee or future holder of all such securities, and the Company.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Expenses.

     Except to the extent expressly provided otherwise in this Agreement, the Company, on the one hand, and Investor, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and auditors' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     Section 11.2 Severability.

     If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     Section 11.3 Notices.

     All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class mail or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that a confirmation statement is retained by sender.

         (i)   if to Investor, to:

               L-3 Communications Corporation
               600 Third Avenue
               New York, NY  10016
               Facsimile:  (212) 805-5494
               Attention:  Christopher C. Cambria, Esq.

         (ii)  if to Company, to:

               Innovative Micro Technology, Inc.
               75 Robin Hill Rd.
               Santa Barbara, CA  93117
               Facsimile:  805-967-2677
               Attention:  John Foster, President

               With a copy (which shall not comprise notice) to James J. Slaby, Esq.

               Sheppard, Mullin, Richter & Hampton LLP
               333 S. Hope Street, 48th Floor
               Los Angeles, CA  90017
               Facsimile:  (213) 620-1398

or, in each case, at such other address as may be specified in a Notice to the other party hereto. All Notices shall be deemed effective and given upon receipt.

     Section 11.4 Attorneys' Fees.

     If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

     Section 11.5 Liability for Transfer Taxes.

     Company shall be responsible for and pay in a timely manner all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; provided, however, that such party's preparation of any such Tax Returns shall be subject to the other party's approval, which approval shall not be withheld or delayed unreasonably.

     Section 11.6 Headings.

     The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section 11.7 Entire Agreement.

     This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 11.8 Counterparts.

     This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 11.9 Governing Law, etc.

     This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof. The Investor and the Company hereby irrevocably submit to the jurisdiction of the courts of the State of New York, and the Federal courts of the United States of America located in the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The Investor and the Company hereby consent to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     Section 11.10 Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     Section 11.11 No Third Party Beneficiaries.

     Except as provided in Article IX with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     Section 11.12 Amendment; Waivers, etc.

     No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

     Section 11.13 Company Acknowledgement. Company acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to Investor pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by Investor, its officers, directors, employees, counsel, accountants, advisors, representatives and agents.

     Section 11.14 Investor Acknowledgement. Investor acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to the Company pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by the Company, its officers, directors, employees, counsel, accountants, advisors, representatives and agents.

     Section 11.15 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



                      The next page is the signature page.

     IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.


                                         Investor:
                                         ---------

                                         L-3 COMMUNICATIONS CORPORATION

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         Company:
                                         --------

                                         INNOVATIVE MICRO TECHNOLOGY, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                TABLE OF CONTENTS
                                -----------------

   ARTICLE I  DEFINITIONS.....................................................................................1
   Section 1.1  Definition of Certain Terms...................................................................1
   Section 1.2  Construction..................................................................................6

   ARTICLE II  SALE AND PURCHASE OF THE SHARES................................................................6
   Section 2.1  Purchase and Sale of Common Stock and Warrants................................................6
   Section 2.2  Place and Date................................................................................7
   Section 2.3  Payment and Delivery..........................................................................7

   ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................7
   Section 3.1  Corporate Status..............................................................................7
   Section 3.2  Authorization, etc............................................................................7
   Section 3.3  Capital Stock of the Company..................................................................8
   Section 3.4  No Conflicts, etc.............................................................................9
   Section 3.5  Financial Statements..........................................................................9
   Section 3.6  Absence of Undisclosed Liabilities............................................................9
   Section 3.7  Taxes.........................................................................................9
   Section 3.8  Absence of Changes...........................................................................10
   Section 3.9  Litigation...................................................................................11
   Section 3.10  Compliance with Laws; Governmental Approvals and Consents...................................12
   Section 3.11  Assets......................................................................................12
   Section 3.12  Contracts...................................................................................13
   Section 3.13  Product Warranties..........................................................................13
   Section 3.14  Intellectual Property.......................................................................13
   Section 3.15  Insurance...................................................................................14
   Section 3.16  Environmental Matters.......................................................................15
   Section 3.17  Employees, Labor Matters....................................................................15
   Section 3.18  Investor's Percentage Ownership.............................................................15
   Section 3.19  Brokers, Finders, etc.......................................................................16
   Section 3.20  Dealings with Affiliates....................................................................16
   Section 3.21  Disclosure..................................................................................16
   Section 3.22  This section intentionally omitted..........................................................16
   Section 3.23  Territorial Restrictions....................................................................16
   Section 3.24  Effect of Transaction.......................................................................16
   Section 3.25  Antitakeover Provisions.....................................................................16
   Section 3.26  No Retention Agreements.....................................................................16
   Section 3.27  Real Property Holding Company...............................................................17
   Section 3.28  Government Contracts........................................................................17
   Section 3.29  Affiliated Group Liability..................................................................17
   Section 3.30  Invention and Secrecy Agreements............................................................18
   Section 3.31  Registration Rights.........................................................................18
   Section 3.32  Officers, Directors and Shareholders........................................................18
   Section 3.33  No Intervention.............................................................................18

   ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF INVESTOR....................................................18

   Section 4.1  Corporate Status.............................................................................18
   Section 4.2  Authorization................................................................................18
   Section 4.3  No Conflicts, etc............................................................................19
   Section 4.4  Litigation...................................................................................19
   Section 4.5  Brokers, Finders, etc........................................................................19
   Section 4.6  Purchase Entirely for Own Account............................................................19
   Section 4.7  Investment Experience........................................................................19
   Section 4.8  Disclosure of Information....................................................................19
   Section 4.9  Accredited Investor..........................................................................20
   Section 4.10  Restricted Securities.......................................................................20

   ARTICLE V  COVENANTS......................................................................................20
   Section 5.1  Covenants of the Company.....................................................................20
   Section 5.2  Covenants of Investor........................................................................23
   Section 5.3  Legends......................................................................................24
   Section 5.4  Removal of Legends...........................................................................24
   Section 5.5  Further Restriction on Transfer..............................................................24

   ARTICLE VI  CONDITIONS PRECEDENT..........................................................................25
   Section 6.1  Conditions to Obligations of Each Party......................................................25
   Section 6.2  Conditions to Obligations of Investor........................................................25
   Section 6.3  Conditions to Obligations of Company.........................................................26

   ARTICLE VII  ANTI-DILUTION RIGHTS.........................................................................27
   Section 7.1  Anti-Dilution Right..........................................................................27

   ARTICLE VIII  TERMINATION.................................................................................28
   Section 8.1  Termination..................................................................................28
   Section 8.2  Effect of Termination........................................................................29

   ARTICLE IX  INDEMINIFICATION..............................................................................29
   Section 9.1  By Company...................................................................................29
   Section 9.2  By Investor..................................................................................30
   Section 9.3  Indemnification Procedures...................................................................30
   Section 9.4  Expiration of Representations and Warranties, etc............................................32
   Section 9.5  Set-Off......................................................................................32

   ARTICLE X  REGISTRATION RIGHTS............................................................................32
   Section 10.1  Definitions.................................................................................32
   Section 10.2  Demand Registration Rights..................................................................33
   Section 10.3  Expenses of Demand Registration.............................................................35
   Section 10.4  Form S-3 Registration Rights................................................................35
   Section 10.5  Company Registration........................................................................36
   Section 10.6  Expenses of Company Registration Rights.....................................................37
   Section 10.7  Indemnification.............................................................................37
   Section 10.8  Reports Under Securities Exchange Act of 1934...............................................39

   Section 10.9  Assignment of Registration Rights...........................................................40
   Section 10.10  Subsequent Registration Rights.............................................................40
   Section 10.11  Market Stand-Off Agreement.................................................................40
   Section 10.12  Amendment of Registration Rights...........................................................41

   ARTICLE XI  MISCELLANEOUS.................................................................................41
   Section 11.1  Expenses....................................................................................41
   Section 11.2  Severability................................................................................41
   Section 11.3  Notices.....................................................................................42
   Section 11.4  Attorneys'Fees..............................................................................42
   Section 11.5  Liability for Transfer Taxes................................................................43
   Section 11.6  Headings....................................................................................43
   Section 11.7  Entire Agreement............................................................................43
   Section 11.8  Counterparts................................................................................43
   Section 11.9  Governing Law...............................................................................43
   Section 11.10  Binding Effect.............................................................................44
   Section 11.11  No Third Party Beneficiaries...............................................................44
   Section 11.12  Amendment, Waivers, etc....................................................................44
   Section 11.13  Company Acknowledgment.....................................................................44
   Section 11.14  Company Acknowledgment.....................................................................44
   Section 11.15  Titles and Subtitles.......................................................................44

                                    EXHIBITS
                                    --------
         Exhibit A...................................Forms of Warrant
         Exhibit B...................................Form of Officer's Certificate

                                    SCHEDULES
                                    ---------

         Schedule 3.6................................Schedule of Liabilities
         Schedule 3.8................................Material Adverse Changes
         Schedule 3.9(a).............................Litigation

         Schedule 3.9(b).............................Unsatisfied Judgments, Consent Decrees, Injunctions
         Schedule 3.11(a) ...........................Real Property
         Schedule 3.11(c) ...........................Permitted Liens
         Schedule 3.12 ..............................Contracts
         Schedule 3.13 ..............................Warranties
         Schedule 3.14(e) ...........................Intellectual Property Supplied by the Company Without a Binding License
         Schedule 3.15 ..............................Insurance Policies
         Schedule 3.16(a) ...........................Non-Compliance With Environmental Laws
         Schedule 3.16(b) ...........................Other Environmental Matters
         Schedule 3.17 ..............................Exceptions to At-Will Employment
         Schedule 3.20 ..............................Dealings With Affiliates
         Schedule 3.26 ..............................Retention Agreements
         Schedule 3.28 ..............................Government Contracts
         Schedule 3.31 ..............................Registration Rights
         Schedule 3.32 ..............................Officers, Directors and Shareholders

                                                                  Execution Copy
                                                                  --------------


THIS OFFER AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS. THE WARRANT IS BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS AFFORDED BY REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE WARRANT MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE AND NON-U.S. SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND SUCH LAWS IS THEN AVAILABLE.

THIS WARRANT AGREEMENT HAS NOT BEEN FILED WITH OR REVIEWED OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE ATTORNEY GENERAL OR SECURITIES AGENCY OF ANY STATE OR NON-U.S. JURISDICTION. NONE OF THE FOREGOING HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE WARRANT. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

                                WARRANT AGREEMENT

                                     between

                         L-3 COMMUNICATIONS CORPORATION,

                                 as the Investor

                                       and

                       INNOVATIVE MICRO TECHNOLOGY, INC.,

                                 as the Company

                           Dated as of August 1, 2002

     WARRANT AGREEMENT dated as of August 1, 2002 (the "Warrant Agreement"), between L-3 Communications Corporation, a Delaware corporation (the "Investor"), and Innovative Micro Technology, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the Company and the Investor are parties to a Stock Purchase Agreement dated as of August 1, 2002 (as modified and supplemented and in effect from time to time, the "Purchase Agreement") that provides for the issuance and sale by the Company to the Investor at the Closing (as defined therein), of 935,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"); and

     WHEREAS, it is a condition to the obligations of the Investor pursuant to the Purchase Agreement that the parties execute and deliver this Agreement, providing for the issuance and delivery to the Investor of warrants for the purchase of (i) a warrant for the purchase of up to 167,000 additional shares of Common Stock at $5.35 per share, for a period of 18 months from the date hereof (the "18-Month Warrant") and (ii) a warrant for the purchase of up to 700,000 additional shares of Common Stock at $7.29 per share, for a period of three years from the date hereof (the "Three-Year Warrant" and, collectively with the 18-Month Warrant and warrants issued in substitution or on subdivision of either of them, the "Warrants").

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    Article I
                                   Definitions

     Section 1.1 Definitions. The terms defined in this Agreement, whenever used in herein, shall have the respective meanings indicated below for all purposes of this Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

                                   ARTICLE II
                              GRANT OF THE WARRANTS

     Section 2.1 Grant of Warrants. The Company hereby grants to the Investor
(i) the 18-Month Warrant, providing for the purchase of up to 167,000 shares of Common Stock at $5.35 per share at any time prior to February 1, 2004 third anniversary of the date of this Warrant Agreement, representing on the date of this Agreement approximately 2.28 percent of the outstanding Common Stock after exercise of the Warrant and issuance of the Common Stock as provided in the Purchase Agreement, and assuming issuance of all shares of Common Stock pursuant to any options, warrants, convertible securities, subscription rights or otherwise which are in existence or outstanding as of the date of this Agreement plus shares of Common Stock issuable upon the issuance and exercise of all unissued stock options available for grant under the Company's Stock Option Plan, but not the exercise of the Three-Year Warrant; and (ii) the

Three-Year Warrant, providing for the purchase of up to 700,000 shares of Common Stock at $7.29 per share at any time prior to August 1, 2005 (the "Expiration Date"), representing on the date of this Agreement approximately 7.87 percent of the outstanding Common Stock after exercise of the Warrant and issuance of the Common Stock as provided in the Purchase Agreement, and assuming issuance of all shares of Common Stock pursuant to any options, warrants, convertible securities, subscription rights or otherwise which are in existence or outstanding as of the date of this Agreement plus shares of Common Stock issuable upon the issuance and exercise of all unissued stock options available for grant under the Company's Stock Option Plan, but not the exercise of the 18-Month Warrant. The shares of Common Stock deliverable to the Investor upon exercise of the Warrants are sometimes collectively referred to as the "Warrant Shares". The last day for exercise of each of the respective warrants is referred to herin as the "Expiration Date."

     Section 2.2 Forms of Warrant. The Warrants will be in the form of Annex A and Annex B to this Agreement. On the date hereof the Company shall deliver to the Investor a single certificate representing each of the Warrants registered in the name of the Investor, except that, if the Investor shall notify the Company in writing at any time following such issuance that it desires certificates representing the Warrant in other denominations or registered in the name or names of any nominee or nominees for its benefit, then subject to
Section 2.3 certificates representing the Warrant shall be issued to the Investor in the denominations and registered in the name or names specified in such notice.

     Section 2.3 Securities Act Compliance. The Investor understands that the Company has not registered the Warrants or the Warrant Shares under the Securities Act and the Investor agrees that neither the Warrants nor the Warrant Shares shall be sold, transferred or offered for sale without registration under the Securities Act or the availability of an exemption therefrom.

     Section 2.4 Investor Representations and Warranties. The Investor hereby represents and warrants to the Company that:

     Purchase Entirely for Own Account. The Warrants and the Common Stock issuable upon exercise thereof (collectively, the "Securities") are being acquired for investment for the Investor's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing same.

     (a) Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

     (b) Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The

Investor also represents it has not been organized for the purpose of acquiring the Securities. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

     (c) Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect; the Investor is a corporation not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

     (d) Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. THE INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY'S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. The Investor understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer the Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Investor has no immediate need for liquidity in connection with this investment and does not anticipate that the Investor will be required to the Securities in the foreseeable future.

     (e) Further limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.4.

     (f) Legends. The Securities shall bear legends substantially as shown in the Form of Warrant attached hereto.

     (g) No Reliance on Others. The Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     Section 3.2 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by first class or certified mail or by overnight delivery.

     (a)  if to the Investor, to:
            L-3 Communications Corporation
            600 Third Avenue
            New York, NY  10016
            Facsimile:  (212) 805-5494
            Attention:  Christopher C. Cambria, Esq.

     (b)  if to the Company, to:
            Innovative Micro Technology, Inc.
            75 Robin Hill Road
            Santa Barbara, CA 93117
            Facsimile:  (805) 967-2677
            Attention:  John Foster, President

     with a copy to (which shall not comprise Notice) to:

            James J. Slaby, Esq.
            Sheppard, Mullin, Richter & Hampton LLP
            333 South Hope Street
            Los Angeles, CA  90081
            Facsimile:  (213) 620-1398

or, in each case, at such other address as may be specified in a Notice to the other party hereto. All Notices shall be deemed effective and given upon receipt.

     Section 3.3 Attorneys' Fees. If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

     Section 3.4 Liability for Transfer Taxes. The Company shall be responsible for and pay in a timely manner all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; provided, however, that such party's preparation of any such Tax Returns shall be subject to the other party's approval, which approval shall not be withheld or delayed unreasonably.

     Section 3.5 Headings The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section 3.6 Entire Agreement. This Agreement (including the Annexes hereto) and the Stock Purchase Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 3.7 Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 3.8 GOVERNING LAW, ETC.

     (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

     (b) EACH OF THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY OF SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. EACH OF THE INVESTOR AND THE COMPANY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3.2, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (c) JURY TRIAL WAIVER. THE INVESTOR AND THE COMPANY EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE WARRANT, ANY ALLEGED TORTIOUS CONDUCT BY THE INVESTOR OR THE COMPANY, OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN INVESTOR AND COMPANY.

     Section 3.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     Section 3.10 Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

     Section 3.11 Amendment; Waivers, etc. No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the holders of Warrants evidencing two-thirds in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purpose of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding. The terms and conditions at this Warrant Agreement may be waived or discharged only in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Agreement shall be effective unless in a writing executed by the holders of two-thirds of the Warrant Shares.

     Section 3.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.


                                       L-3 COMMUNICATIONS CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       INNOVATIVE MICRO TECHNOLOGY, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     ANNEX A

                                 Form of Warrant

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT OR ANY OTHER LEGAL EXEMPTION UNDER THE ACT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK PURCHASE AGREEMENT BETWEEN INNOVATIVE MICRO TECHNOLOGY, INC. (THE "COMPANY") AND L-3 COMMUNICATIONS CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, LICENSE, MORTGAGE, PLEDGE, CREATION OF A SECURITY INTEREST IN OR LIEN UPON, HYPOTHECATION OR OTHER VOLUNTARY OR INVOLUNTARY DISPOSITION (EACH, A "TRANSFER") OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT.

                                     WARRANT
            to purchase Common Stock, par value $0.0001 per share, of
                        INNOVATIVE MICRO TECHNOLOGY, INC.
             Commencing August 1, 2002 and expiring February 1, 2004

     THIS IS TO CERTIFY THAT L-3 COMMUNICATIONS CORPORATION, or registered assigns, is entitled to purchase from INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation (the "Company"), at any time on and after August 1, 2002 but not later than 5:00 P.M., New York Time, on February 1, 2004 (the "Expiration Date"), 167,000 Stock Units, in whole or in part, at a purchase price of $5.35 per share of Common Stock (the "Exercise Price"), or $893,450 in the aggregate, all on the terms and conditions hereinbelow provided.

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used in this Warrant, unless the context otherwise requires:

     "Additional Shares of Common Stock": means all shares of Common Stock issued by the Company after the date hereof, other than (i) the Warrant Shares,
(ii) shares issued upon the exercise of any options, warrants or other rights presently outstanding to subscribe for or purchase any shares of Common Stock or Convertible securities, or (iii) shares which may be granted or issued upon the exercise of any options which may hereafter be granted or exercised under the Company's 2001 Stock Incentive Plan or under any other employee benefit plan of the Company approved by the Company's Board of Directors; or (iv) any shares of Common Stock sold to the public or the underwriter in a public offering, or upon exercise of warrants comprising or underlying any units sold in the Company's initial public offering, including any shares or warrants underlying the underwriter's warrants or securities purchase option. The shares of Common Stock and warrants to be issued pursuant to the Company's Third Amended Plan or Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of September 24, 2001, and any securities to be issued on exercise or conversion thereof, regardless of the actual date of issuance, shall not be deemed Additional Shares of Common Stock.

     "Affiliate": of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person or a member of such specified Person's immediate family. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     "Board": means the Board of Directors of the Company.

     "Business Day": means any day which is not a Saturday, Sunday or day on which banks are authorized by law to be closed in the State of New York.

     "Common Stock": means the Company's authorized Common Stock, par value $0.0001 per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and also shall include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption that the Company hereafter may issue.

     "Convertible Securities": means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Current Market Value": is defined in Section 4.2.

     "Exercise Price": per share of Common Stock, means, for the purpose of any provision of this Warrant, $5.35 on the Original Issue Date and, at any subsequent date, $5.35 per share as adjusted pursuant to Section 4.11 hereof.

     "holder": in respect of any security at any time means the Person then registered on the books of the Company as the owner of such security.

     "Original Issue Date": means August 1, 2002.

     "Person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, governmental authority or other entity.

     "Securities Act": means the Securities Act of 1933, as amended, or any successor or similar law then in force.

     "Stock Purchase Agreement": means that certain Stock Purchase Agreement between L-3 Communications Corporation and the Company dated as of August 1, 2002, as amended or modified from time to time.

     "Stock Unit": means one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property, if any, as shall result from the adjustments specified in Article IV hereof.

     "Subsidiaries": means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

     "Warrant": means the Warrant dated as of the Original Issue Date, originally issued by the Company to L-3 Communications Corporation pursuant to the Stock Purchase Agreement, evidencing rights to purchase Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution therefor. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

     "Warrant Agreement": means the Warrant Agreement dated as of August 1, 2002 between the Company and L-3 Communications Corporation for the purchase of Common Shares at $5.35 per share, as such Warrant Agreement shall be modified and supplemented and in effect from time to time.

     "Warrant Shares": means the shares of Common Stock purchasable by the holders of the Warrant upon the exercise thereof.

                                   ARTICLE II
                               EXERCISE OF WARRANT

     Section 2.1 Procedure for Exercise. Subject to the provisions of Section 2.2, the holder of this Warrant may, at any time on and after August 1, 2002, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company, at its office maintained for such purpose pursuant to
Section 11.1 hereof, (a) a written notice of such holder's election to exercise this Warrant (a "Subscription Notice"), which shall specify (i) the number of Stock Units to be purchased and delivered to the holder, provided that such number shall be at least the lesser of 1,000 or the total number of Stock Units for which the Warrant may be exercised, (ii) the aggregate Exercise Price therefor, (iii) the denomination or denominations of the certificates for Warrant Shares to be delivered to the holder and (iv) the name or names in which such certificates are to be issued, (b) payment of the aggregate Exercise Price by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account designated by the Company, and (c) this Warrant. Such notice may be in the form of the Subscription Notice set out at the end of this Warrant.

     Section 2.2 Fulfillment by the Company. Upon receipt of a Subscription Notice, payment of the aggregate Exercise Price and receipt of such other information reasonably required by the Company or its transfer agent, the Company shall, as promptly as practicable and in any event within five Business Days thereafter, cause to be executed and delivered to the holder: (i) a certificate or certificates representing the aggregate number of fully paid and nonassessable Warrant Shares issuable upon such exercise, free from all taxes, liens and charges with respect to the issuance thereof (except income tax liability of the holder, if any), (ii) in the case of partial exercise, statement of total number of Stock Units still eligible for exercise under the warrant (i.e., 167,000 less number already exercised), and (iii) any other documentation reasonably required by the Investor.

     Section 2.3 Names and Denominations of Issuance. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Subscription Notice and shall be registered in the name of such holder or such other name or names as shall be designated in the Exercise Notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time the Subscription Notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, either (i) deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or (ii), at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder.

     Section 2.4 No Fractional Shares; Current Market Value. The Company shall not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the "Current Market Value," determined as follows:

         (1) If the Common Stock is listed on a national securities exchange or listed for trading on the Nasdaq National Market System ("NMS"), the Current Market Value shall be the average of the last reported sale price of the Common Stock on such exchange on each of the last ten business days prior to the date of determination, or for any day which no such sale is made or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

         (2) If the Common Stock is not listed, the Current Market Value shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

                                   ARTICLE III
                       TRANSFER, DIVISION AND COMBINATION

     Section 3.1 Warrant Transferrable. Subject to Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement and the Securities Act restrictions referred to in
Section 3.1 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 10.1 hereof, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

     Section 3.2 Division and Combination. This Warrant may, subject to Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement and the Securities Act restrictions referred to in Section 3.1 of this Warrant, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the next preceding paragraph and with any applicable Securities Act restrictions,, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                                   ARTICLE IV
                   ADJUSTMENT OF STOCK UNIT AND EXERCISE PRICE

     Section 4.1 Adjustment Generally. The number of shares of Common Stock comprising a Stock Unit and the Exercise Price at which a share of Common Stock may be purchased upon exercise of this Warrant shall each be subject to adjustment from time to time as set forth in this Article IV.

     Section 4.2 Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock; (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     Section 4.3 Certain Other Dividends and Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of

     (a) cash (other than a cash dividend or distribution payable out of funds legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Company and its consolidated Subsidiaries, if any, earned subsequent to the date hereof determined in accordance with generally accepted accounting principles); or

     (b) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock); or

     (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Exercise Price at the date of taking such record, and (ii) the denominator of which shall be such Exercise Price per share minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable. Such fair value shall be determined in good faith by the Board, provided that if such determination is objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by the Board and not objected to by such holders. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.3 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.2 hereof.

     Section 4.4 Issuance of Additional Shares of Common Stock. In case at any time or from time to time the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration per share less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then current Exercise Price. For purposes of this Section 4.4, the date as of which the Current Market Value shall be computed shall be the earlier of (1) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock and (2) the date of actual issuance of such Additional Shares of Common Stock. This Section 4.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.2 hereof. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.4 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.5 hereof.

     Section 4.5 Issuance of Warrants or Other Rights. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 4.4 hereof on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of (and, accordingly, the date as of which the Exercise Price shall be computed shall be) the computation date specified in the last sentence of this Section 4.5, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities. For purposes of this
Section 4.5, the computation date for clause (i) above shall be the earliest of
(A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights, (B) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights, and (C) the date of actual issuance of such warrants or other rights.

     Section 4.6 Issuance of Convertible Securities. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 4.4 hereof on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Section 4.6, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. For purposes of this Section 4.6, the computation date for clause (i) above shall be the earliest of (A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (B) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (C) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.5 hereof.

     Section 4.7 Superseding Adjustment of Stock Unit. If, at any time after any adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to Sections 4.5 or 4.6 hereof on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to this Section 4.7, (a) such warrants or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised and (b) the consideration per share, for which shares of Common Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment in the Warrants shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such shares of Common Stock are issuable under such warrants or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Article IV on the basis aforesaid, a new adjustment of the number of shares comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     Section 4.8 Other Provisions Applicable to Adjustments Under this Article
IV. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Article IV:

     (a) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the consideration paid at the time of such sale or disposition.

     (b) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board, provided that if such determination is reasonably objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by the Board and not reasonably objected to by such holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

     (c) When Adjustments to Be Made. The adjustments required by the foregoing provisions of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.2 hereof) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least $0.05 to the Exercise Price, as determined in good faith by the Board, provided that, in any event such adjustment shall be made if such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (d) Fractional Interests. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

     Section 4.9 When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     Section 4.10 Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then the holder of the Warrant shall have the right thereafter to receive, upon exercise of the Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including without limitation warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation, there shall be a reduction of the purchase price per Stock Unit equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Common Stock of the Company. Such fair value shall be determined in good faith by the Board, provided that if such determination is reasonably objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by such Board and not reasonably objected to by such holders. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For the purposes of this Article IV "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.10 shall similarly apply to successive mergers, consolidations or dispositions of assets.

     Section 4.11 Adjustment of Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant also shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock comprising a Stock Unit purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock comprising a Stock Unit so purchasable immediately thereafter.

     Section 4.12 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 4.2 through 4.10, inclusive, then, unless in the opinion of the Board such action will not have a materially adverse effect upon the rights of the holders of the Warrants, the number of shares of Common Stock or other stock comprising a Stock Unit, or the Current Warrant Price, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                                    ARTICLE V
                            NOTICE TO WARRANT HOLDERS

     Section 5.1 Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of their Warrants, shall be adjusted pursuant to Article IV hereof, the Company shall forthwith obtain a certificate signed by Chief Financial Officer or independent accountants of recognized national standing selected by the Company and reasonably acceptable to the holders entitled to purchase the majority of the Stock Units covered by all Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including without limitation a statement of the Current Market Value when determined by the Board pursuant to Section 2.4(2), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Sections 4.3, 4.8(b) or 4.11 hereof) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Sections 4.10 or 4.11 hereof) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly, and in any case within 45 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with Section 10.2 hereof. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 10.1 hereof, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

     Section 5.2 Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 10.2 hereof, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     Section 5.3 Notice of Expiration Date. The Company shall give to each holder of a Warrant notice of the Expiration Date. Such notice may be given by the Company not less than 30 days but not more than 60 days prior to the Expiration Date.

                                   ARTICLE VI
                                CERTAIN COVENANTS

     Section 6.1 Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority.

     (a) The Company shall at all times reserve and keep available for issue upon the exercise of these Warrants such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall not amend its charter in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of any shares of Common Stock. All shares of Common Stock that shall be so issuable, when issued upon exercise of any Warrant and payment in full of the Exercise Price, shall be duly and validly issued and fully-paid and nonassessable.

     (b) Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     (c) If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration with any governmental authority under any federal or state law before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                                   ARTICLE VII
               TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

     Section 7.1 Taking of Record, etc. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Article IV hereof refers to the taking of a record of such holders, the Company shall in each such case take such a record and shall take such record as of the close of business on a Business Day. The Company shall not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

     Section 7.2 Replacement of Instruments. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender or cancellation thereof, the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants.

                                  ARTICLE VIII
                   EXPENSES, TRANSFER TAXES AND OTHER CHARGES

     Section 8.1 Expenses, etc. The Company shall pay any and all expenses, transfer taxes and other charges, including, without limitation, all costs associated with the preparation, issue and delivery of stock or warrant certificates, that may be incurred in respect of the issuance or delivery of shares of Common Stock upon exercise of this Warrant pursuant to Article II hereof, or in connection with any transfer, division or combination of Warrants pursuant to Article III hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                                   ARTICLE IX
                                NO VOTING RIGHTS

     Section 9.1 No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at Company's office unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holders of all outstanding Warrants. The Company shall maintain at such office books for the registration and transfer of the Warrants.

     Section 10.2 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Warrant (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class mail or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile transmission, provided that a confirmation statement is retained by sender.

                    (a)   if to holder, to:

                             L-3 Communications Corporation
                             600 Third Avenue
                             New York, New York  10016
                             Facsimile:  (212) 805-5494
                             Attention:  Christopher C. Cambria, Esq.

                    (b)   if to Company, to:

                             Innovative Micro Technology, Inc.
                             75 Robin Hill Road

                             Santa Barbara, California  93117
                             Facsimile:  (805) 967-2677
                             Attention:  John Foster, President

                             with a copy, which shall not constitute notice, to:

                             James J. Slaby, Esq.
                             Sheppard, Mullin, Richter & Hampton LLP
                             333 South Hope Street
                             Los Angeles, California  90017
                             Facsimile:  (213) 620-1398

or, in each case, at such other address as may be specified in a Notice to the other party hereto from time to time. All Notices shall be deemed effective and given upon receipt.

     Section 10.3 Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing two-thirds in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding.

     Section 10.4 Restrictions on Transferability. The Warrants and the Warrant Shares shall be transferable only upon compliance with the conditions specified in Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement, Section 8.1 of the Warrant and applicable Securities Act restrictions referred to in Section 3.1 of this Warrant, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Shares, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) Section 3.1 and the remainder of this Warrant.

     Section 10.5 Governing Law. This Warrant shall be governed by, and construed in accordance with, the law of the State of New York.

     Section 10.6 JURY TRIAL WAIVER. THE HOLDER AND THE COMPANY EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS WARRANT, ANY ALLEGED TORTIOUS CONDUCT BY THE HOLDER OR THE COMPANY, OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN HOLDER AND COMPANY.

     Section 10.7 Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by a duly authorized officer and attested by its Secretary or an Assistant Secretary.

Dated:

                                       INNOVATIVE MICRO TECHNOLOGY, INC.

                                       By:
                                          --------------------------------------
                                          John Foster
                                          Chief Executive Officer

ATTEST:


-------------------------------
Peter T. Altavilla
Secretary

                                     ANNEX B

                                 Form of Warrant

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT OR ANY OTHER LEGAL EXEMPTION UNDER THE ACT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK PURCHASE AGREEMENT BETWEEN INNOVATIVE MICRO TECHNOLOGY, INC. (THE "COMPANY") AND L-3 COMMUNICATIONS CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, LICENSE, MORTGAGE, PLEDGE, CREATION OF A SECURITY INTEREST IN OR LIEN UPON, HYPOTHECATION OR OTHER VOLUNTARY OR INVOLUNTARY DISPOSITION (EACH, A "TRANSFER") OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT.

                                     WARRANT

            to purchase Common Stock, par value $0.0001 per share, of
                        INNOVATIVE MICRO TECHNOLOGY, INC.
            Commencing August ___, 2002 and expiring August ___, 2005

     THIS IS TO CERTIFY THAT L-3 COMMUNICATIONS CORPORATION, or registered assigns, is entitled to purchase from INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation (the "Company"), at any time on and after August ___, 2002 but not later than 5:00 P.M., New York Time, on August ___, 2005 (the "Expiration Date"), 700,000 Stock Units, in whole or in part, at a purchase price of $7.29 per share of Common Stock (the "Exercise Price"), or $5,103,000 in the aggregate, all on the terms and conditions hereinbelow provided.

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used in this Warrant, unless the context otherwise requires:

     "Additional Shares of Common Stock": means all shares of Common Stock issued by the Company after the date hereof, other than (i) the Warrant Shares,
(ii) shares issued upon the exercise of any options, warrants or other rights presently outstanding to subscribe for or purchase any shares of Common Stock or Convertible securities, or (iii) shares which may be granted or issued upon the exercise of any options which may hereafter be granted or exercised under the Company's 2001 Stock Incentive Plan or under any other employee benefit plan of the Company approved by the Company's Board of Directors; or (iv) any shares of Common Stock sold to the public or the underwriter in a public offering, or upon exercise of warrants comprising or underlying any units sold in the Company's initial public offering, including any shares or warrants underlying the underwriter's warrants or securities purchase option. The shares of Common Stock and warrants to be issued pursuant to the Company's Third Amended Plan or Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of September 24, 2001, and any securities to be issued on exercise or conversion thereof, regardless of the actual date of issuance, shall not be deemed Additional Shares of Common Stock.

     "Affiliate": of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person or a member of such specified Person's immediate family. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     "Board": means the Board of Directors of the Company.

     "Business Day": means any day which is not a Saturday, Sunday or day on which banks are authorized by law to be closed in the State of New York.

     "Common Stock": means the Company's authorized Common Stock, par value $0.0001 per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and also shall include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption that the Company hereafter may issue.

     "Convertible Securities": means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Current Market Value": is defined in Section 4.2.

     "Exercise Price": per share of Common Stock, means, for the purpose of any provision of this Warrant, $7.29 on the Original Issue Date and, at any subsequent date, $7.29 per share as adjusted pursuant to Section 4.11 hereof.

     "holder": in respect of any security at any time means the Person then registered on the books of the Company as the owner of such security.

     "Original Issue Date": means August __, 2002.

     "Person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, governmental authority or other entity.

     "Securities Act": means the Securities Act of 1933, as amended, or any successor or similar law then in force.

     "Stock Purchase Agreement": means that certain Stock Purchase Agreement between L-3 Communications Corporation and the Company dated as of August ___, 2002, as amended or modified from time to time.

     "Stock Unit": means one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property, if any, as shall result from the adjustments specified in Article IV hereof.

     "Subsidiaries": means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

     "Warrant": means the Warrant dated as of the Original Issue Date, originally issued by the Company to L-3 Communications Corporation pursuant to the Stock Purchase Agreement, evidencing rights to purchase Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution therefor. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

     "Warrant Agreement": means the Warrant Agreement dated as of August ___, 2002 between the Company and L-3 Communications Corporation for the purchase of Common Shares at $7.29 per share, as such Warrant Agreement shall be modified and supplemented and in effect from time to time.

     "Warrant Shares": means the shares of Common Stock purchasable by the holders of the Warrant upon the exercise thereof.

                                   ARTICLE II
                               EXERCISE OF WARRANT

     Section 2.1 Procedure for Exercise. Subject to the provisions of Section 2.2, the holder of this Warrant may, at any time on and after August ___, 2002, but not later than the Expiration

Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company, at its office maintained for such purpose pursuant to Section 11.1 hereof, (a) a written notice of such holder's election to exercise this Warrant (a "Subscription Notice"), which shall specify (i) the number of Stock Units to be purchased and delivered to the holder, provided that such number shall be at least the lesser of 1,000 or the total number of Stock Units for which the Warrant may be exercised, (ii) the aggregate Exercise Price therefor, (iii) the denomination or denominations of the certificates for Warrant Shares to be delivered to the holder and (iv) the name or names in which such certificates are to be issued, (b) payment of the aggregate Exercise Price by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account designated by the Company, and (c) this Warrant. Such notice may be in the form of the Subscription Notice set out at the end of this Warrant.

     Section 2.2 Fulfillment by the Company. Upon receipt of a Subscription Notice, payment of the aggregate Exercise Price and receipt of such other information reasonably required by the Company or its transfer agent, the Company shall, as promptly as practicable and in any event within five Business Days thereafter, cause to be executed and delivered to the holder: (i) a certificate or certificates representing the aggregate number of fully paid and nonassessable Warrant Shares issuable upon such exercise, free from all taxes, liens and charges with respect to the issuance thereof (except income tax liability of the holder, if any), (ii) in the case of partial exercise, statement of total number of Stock Units still eligible for exercise under the warrant (i.e., 700,000 less number already exercised), and (iii) any other documentation reasonably required by the Investor.

     Section 2.3 Names and Denominations of Issuance. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Subscription Notice and shall be registered in the name of such holder or such other name or names as shall be designated in the Exercise Notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time the Subscription Notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, either (i) deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or (ii), at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder.

     Section 2.4 No Fractional Shares; Current Market Value. The Company shall not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the "Current Market Value," determined as follows:

         (1) If the Common Stock is listed on a national securities exchange or listed for trading on the Nasdaq National Market System ("NMS"), the Current Market Value shall be the average of the last reported sale price of the Common Stock on such exchange on each of the last ten business days prior to the date of determination, or for any day which no such sale is made or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

         (2) If the Common Stock is not listed, the Current Market Value shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

                                   ARTICLE III
                       TRANSFER, DIVISION AND COMBINATION

     Section 3.1 Warrant Transferrable. Subject to Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement and the Securities Act restrictions referred to in
Section 3.1 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 10.1 hereof, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

     Section 3.2 Division and Combination. This Warrant may, subject to Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement and the Securities Act restrictions referred to in Section 3.1 of this Warrant, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the next preceding paragraph and with any applicable Securities Act restrictions,, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                                   ARTICLE IV
                   ADJUSTMENT OF STOCK UNIT AND EXERCISE PRICE

     Section 4.1 Adjustment Generally. The number of shares of Common Stock comprising a Stock Unit and the Exercise Price at which a share of Common Stock may be purchased upon exercise of this Warrant shall each be subject to adjustment from time to time as set forth in this Article IV.

     Section 4.2 Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock; (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     Section 4.3 Certain Other Dividends and Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of

     (a) cash (other than a cash dividend or distribution payable out of funds legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Company and its consolidated Subsidiaries, if any, earned subsequent to the date hereof determined in accordance with generally accepted accounting principles); or

     (b) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock); or

     (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Exercise Price at the date of taking such record, and (ii) the denominator of which shall be such Exercise Price per share minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable. Such fair value shall be determined in good faith by the Board, provided that if such determination is objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by the Board and not objected to by such holders. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.3 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.2 hereof.

     Section 4.4 Issuance of Additional Shares of Common Stock. In case at any time or from time to time the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration per share less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then current Exercise Price. For purposes of this Section 4.4, the date as of which the Current Market Value shall be computed shall be the earlier of (1) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock and (2) the date of actual issuance of such Additional Shares of Common Stock. This Section 4.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.2 hereof. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.4 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.5 hereof.

     Section 4.5 Issuance of Warrants or Other Rights. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 4.4 hereof on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of (and, accordingly, the date as of which the Exercise Price shall be computed shall be) the computation date specified in the last sentence of this Section 4.5, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities. For purposes of this
Section 4.5, the computation date for clause (i) above shall be the earliest of
(A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights, (B) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights, and (C) the date of actual issuance of such warrants or other rights.

     Section 4.6 Issuance of Convertible Securities. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Value, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 4.4 hereof on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Section 4.6, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. For purposes of this Section 4.6, the computation date for clause (i) above shall be the earliest of (A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (B) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (C) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.5 hereof.

     Section 4.7 Superseding Adjustment of Stock Unit. If, at any time after any adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to Sections 4.5 or 4.6 hereof on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to this Section 4.7, (a) such warrants or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised and (b) the consideration per share, for which shares of Common Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment in the Warrants shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such shares of Common Stock are issuable under such warrants or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Article IV on the basis aforesaid, a new adjustment of the number of shares comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     Section 4.8 Other Provisions Applicable to Adjustments Under this Article
IV. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Article IV:

     (a) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the consideration paid at the time of such sale or disposition.

     (b) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board, provided that if such determination is reasonably objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by the Board and not reasonably objected to by such holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

     (c) When Adjustments to Be Made. The adjustments required by the foregoing provisions of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.2 hereof) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least $0.05 to the Exercise Price, as determined in good faith by the Board, provided that, in any event such adjustment shall be made if such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (d) Fractional Interests. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

     Section 4.9 When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     Section 4.10 Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then the holder of the Warrant shall have the right thereafter to receive, upon exercise of the Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including without limitation warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation, there shall be a reduction of the purchase price per Stock Unit equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Common Stock of the Company. Such fair value shall be determined in good faith by the Board, provided that if such determination is reasonably objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered by all Warrants, such determination shall be made by an independent appraiser selected by such Board and not reasonably objected to by such holders. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For the purposes of this
Article IV "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.10 shall similarly apply to successive mergers, consolidations or dispositions of assets.

     Section 4.11 Adjustment of Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant also shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock comprising a Stock Unit purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock comprising a Stock Unit so purchasable immediately thereafter.

     Section 4.12 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 4.2 through 4.10, inclusive, then, unless in the opinion of the Board such action will not have a materially adverse effect upon the rights of the holders of the Warrants, the number of shares of Common Stock or other stock comprising a Stock Unit, or the Current Warrant Price, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                                    ARTICLE V
                            NOTICE TO WARRANT HOLDERS

     Section 5.1 Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of their Warrants, shall be adjusted pursuant to Article IV hereof, the Company shall forthwith obtain a certificate signed by Chief Financial Officer or independent accountants of recognized national standing selected by the Company and reasonably acceptable to the holders entitled to purchase the majority of the Stock Units covered by all Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including without limitation a statement of the Current Market Value when determined by the Board pursuant to Section 2.4(2), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Sections 4.3, 4.8(b) or 4.11 hereof) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Sections 4.10 or 4.11 hereof) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly, and in any case within 45 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with Section 10.2 hereof. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 10.1 hereof, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

     Section 5.2 Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 10.2 hereof, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     Section 5.3 Notice of Expiration Date. The Company shall give to each holder of a Warrant notice of the Expiration Date. Such notice may be given by the Company not less than 30 days but not more than 60 days prior to the Expiration Date.

                                   ARTICLE VI
                                CERTAIN COVENANTS

     Section 6.1 Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority.

     (a) The Company shall at all times reserve and keep available for issue upon the exercise of these Warrants such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall not amend its charter in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of any shares of Common Stock. All shares of Common Stock that shall be so issuable, when issued upon exercise of any Warrant and payment in full of the Exercise Price, shall be duly and validly issued and fully-paid and nonassessable.

     (b) Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     (c) If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration with any governmental authority under any federal or state law before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                                   ARTICLE VII
               TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

     Section 7.1 Taking of Record, etc. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Article IV hereof refers to the taking of a record of such holders, the Company shall in each such case take such a record and shall take such record as of the close of business on a Business Day. The Company shall not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

     Section 7.2 Replacement of Instruments. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender or cancellation thereof, the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants.

                                  ARTICLE VIII
                   EXPENSES, TRANSFER TAXES AND OTHER CHARGES

     Section 8.1 Expenses, etc. The Company shall pay any and all expenses, transfer taxes and other charges, including, without limitation, all costs associated with the preparation, issue and delivery of stock or warrant certificates, that may be incurred in respect of the issuance or delivery of shares of Common Stock upon exercise of this Warrant pursuant to Article II hereof, or in connection with any transfer, division or combination of Warrants pursuant to Article III hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                                   ARTICLE IX
                                NO VOTING RIGHTS

     Section 9.1 No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at Company's office unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holders of all outstanding Warrants. The Company shall maintain at such office books for the registration and transfer of the Warrants.

     Section 10.2 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Warrant (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class mail or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile transmission, provided that a confirmation statement is retained by sender.

               (a)  if to holder, to:

                      L-3 Communications Corporation
                      600 Third Avenue
                      New York, New York  10016
                      Facsimile:  (212) 805-5494
                      Attention:  Christopher C. Cambria, Esq.

               (b)  if to Company, to:

                      Innovative Micro Technology, Inc.
                      75 Robin Hill Road

                      Santa Barbara, California  93117
                      Facsimile:  (805) 967-2677
                      Attention:  John Foster, President

                      with a copy, which shall not constitute notice, to:

                      James J. Slaby, Esq.
                      Sheppard, Mullin, Richter & Hampton LLP
                      333 South Hope Street
                      Los Angeles, California  90017
                      Facsimile:  (213) 620-1398

or, in each case, at such other address as may be specified in a Notice to the other party hereto from time to time. All Notices shall be deemed effective and given upon receipt.

     Section 10.3 Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing two-thirds in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding.

     Section 10.4 Restrictions on Transferability. The Warrants and the Warrant Shares shall be transferable only upon compliance with the conditions specified in Sections 5.3, 5.4 and 5.5 of the Stock Purchase Agreement, Section 8.1 of the Warrant and applicable Securities Act restrictions referred to in Section 3.1 of this Warrant, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Shares, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) Section 3.1 and the remainder of this Warrant.

     Section 10.5 Governing Law. This Warrant shall be governed by, and construed in accordance with, the law of the State of New York.

     Section 10.6 JURY TRIAL WAIVER. THE HOLDER AND THE COMPANY EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS WARRANT, ANY ALLEGED TORTIOUS CONDUCT BY THE HOLDER OR THE COMPANY, OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN HOLDER AND COMPANY.

     Section 10.7 Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.









                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by a duly authorized officer and attested by its Secretary or an Assistant Secretary.

Dated:

                                    INNOVATIVE MICRO TECHNOLOGY, INC.

                                    By:
                                       -----------------------------------------
                                       John Foster
                                       Chief Executive Officer

ATTEST:


-------------------------------
Peter T. Altavilla
Secretary